                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      Form 8-K/A
                                  (Amendment No. 1)

                 Current Report Pursuant to Section 13 or 15(d) of
                             The Securities Act of 1934



Date of Report (Date of earliest event reported)     December 31, 1997
                                                  -----------------------------

                                   Tetra Tech, Inc.
-------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)



       Delaware                     0-19566                     95-4148514
-------------------------------------------------------------------------------
    (State or other               (Commission                (I.R.S. Employer
      jurisdiction                File Number)               Identification No.)
   of incorporation)



            670 N. Rosemead Boulevard, Pasadena, California     91107-2190
-------------------------------------------------------------------------------
                 (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code            (626) 351-4664
                                                    ---------------------------


                                    Not Applicable
-------------------------------------------------------------------------------
            (Former name or former address, if changed since last report.)

     The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K for the event of December 31, 1997:

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               (i)   Independent Auditors' Report

               (ii) NUS Environmental Statement of Net Assets as of December 31, 1997

               (iii) NUS Environmental Statement of Operations for the Year
                     Ended December 31, 1997

               (iv) NUS Environmental Statement of Cash Flows for the Year Ended December 31, 1997

               (v) NUS Environmental Notes to Financial Statements for the Year Ended December 31, 1997



          (b)  PRO FORMA FINANCIAL INFORMATION.

               (i) Tetra Tech, Inc. and NUS Environmental - Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 28, 1997

               (ii) Tetra Tech, Inc. and NUS Environmental - Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended September 28, 1997

               (iii) Tetra Tech, Inc. and NUS Environmental - Unaudited Pro
                     Forma Condensed Consolidated Statement of Operations for the Three Months Ended December 28, 1997

               (iv) Tetra Tech, Inc. and NUS Environmental - Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

          (c)  EXHIBITS.

               23   Consent of Independent Auditors

               27   Financial Data Schedule

INDEPENDENT AUDITORS' REPORT


NUS Environmental:

We have audited the accompanying statement of net assets of NUS Environmental (see Note 1) as of December 31, 1997, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of NUS Environmental at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Los Angeles, California
March 13, 1998

                                 NUS ENVIRONMENTAL
                              STATEMENT OF NET ASSETS
                              AS OF DECEMBER 31, 1997


                                                                       1997
                                                                    -----------
                               ASSETS
CURRENT ASSETS:
     Cash ......................................................... $     2,000
     Accounts receivable, less allowance for doubtful accounts of
          $6,978,000 ..............................................  21,794,000
     Unbilled receivables, less allowance for disallowed costs of
          $6,990,000 ..............................................   9,937,000
     Prepaid and other expenses ...................................     374,000
     Deferred income taxes ........................................   7,710,000
                                                                    -----------
               Total current assets ...............................  39,817,000

PROPERTY AND EQUIPMENT, Net .......................................     890,000
                                                                    -----------
 TOTAL ASSETS ..................................................... $40,707,000
                                                                    -----------
                                                                    -----------

                      LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
      Accounts payable ............................................ $ 3,429,000
      Accrued compensation ........................................   2,900,000
      Deferred revenue ............................................   2,408,000
                                                                    -----------
                Total current liabilities .........................   8,737,000
                                                                    -----------

CONTINGENCIES (Note 7)

NET ASSETS ........................................................  31,970,000
                                                                    -----------

TOTAL LIABILITIES AND NET ASSETS .................................. $40,707,000
                                                                    -----------
                                                                    -----------


                 See accompanying notes to financial statements.

                                 NUS ENVIRONMENTAL
                              STATEMENT OF OPERATIONS
                            YEAR ENDED DECEMBER 31, 1997

                                                                     1997
                                                                  -----------
GROSS REVENUE ................................................    $92,296,000
    Subcontractor costs ......................................     21,419,000
                                                                  -----------

NET REVENUE ..................................................     70,877,000

COST OF REVENUE ..............................................     61,941,000
                                                                  -----------
GROSS PROFIT .................................................      8,936,000

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .................      6,621,000
                                                                  -----------
INCOME BEFORE INCOME TAXES ...................................      2,315,000

INCOME TAXES .................................................        926,000
                                                                  -----------
NET INCOME ...................................................    $ 1,389,000
                                                                  -----------
                                                                  -----------


                 See accompanying notes to financial statements.

                                  NUS ENVIRONMENTAL
                              STATEMENT OF CASH FLOWS
                            YEAR ENDED DECEMBER 31, 1997

                                                                        1997
                                                                    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ...................................................    $ 1,389,000
  Reconciliation of net income to net cash provided by
    operating activities:
    Depreciation ...............................................        754,000
    Provision for doubtful accounts ............................      2,337,000
    Deferred income taxes ......................................        (44,000)
    Changes in assets and liabilities:
      Accounts receivable ......................................      4,033,000
      Unbilled receivables .....................................      4,066,000
      Prepaid and other expenses ...............................        184,000
      Accounts payable .........................................        805,000
      Accrued compensation .....................................       (582,000)
      Deferred revenue .........................................     (1,646,000)
                                                                    -----------

        Net cash provided by operating activities ..............     11,296,000
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment ........................       (237,000)
                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Distributions - Net .......................................    (11,057,000)
                                                                    -----------
NET CHANGE IN CASH .............................................          2,000
CASH, Beginning of year ........................................             --
                                                                    -----------
CASH, End of year ..............................................    $     2,000
                                                                    -----------
                                                                    -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for income taxes ................................    $   970,000
                                                                    -----------
                                                                    -----------

                 See accompanying notes to financial statements.

                                 NUS ENVIRONMENTAL
                           NOTES TO FINANCIAL STATEMENTS
                            YEAR ENDED DECEMBER 31, 1997

1.   GENERAL

     NUS Environmental ("NUS") is comprised of the environmental services businesses of Halliburton Company's ("Halliburton") Brown & Root, Inc. ("Brown & Root") and Halliburton NUS Corporation ("Halliburton NUS") subsidiaries. On December 31, 1997, Tetra Tech, Inc. purchased certain assets of NUS from Brown & Root and Halliburton NUS. The final purchase price, as adjusted, was $24,872,000.

     NUS provides consulting engineering and design services for the environmental remediation of contaminated air, water and soil conditions. Customers include industrial clients as well as federal, state and local governments, focused in the United States.

     Substantially all of NUS's cash receipts are remitted to Halliburton and substantially all of NUS's cash disbursements are funded by Halliburton. In addition, Halliburton provides NUS with certain services, including corporate management, legal, audit, employee benefit administration, treasury, tax and other indirect administrative functions. As a result, the financial position and operating results of NUS, as presented herein, may not be the same as it would be if NUS was an independent entity.

     The financial statements include only those assets, liabilities and results of operations which relate to the business of NUS.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONTRACT REVENUES AND COST - In the course of providing its services, NUS routinely subcontracts for services such as laboratory testing, soil cartage and other services and capabilities. These costs are passed through to clients and, in accordance with industry practice, are included in NUS's gross revenue. Because subcontractor services can change significantly from project to project, changes in gross revenue may not be indicative of business trends. Accordingly, NUS also reports net revenue, which is gross revenue less the cost of subcontractor services. Contract revenues and contract costs on both cost-type and fixed-price-type contracts are recorded using the percentage-of-completion (cost-to-cost) method. Under this method, contract revenues on long-term contracts are recognized in the ratio that contract costs incurred bear to total estimated costs. Costs and income on long-term contracts are subject to revision throughout the lives of the contracts and any required adjustments are made in the period in which the revisions become known. Losses on contracts are recorded in full as they are identified.

     General and administrative costs are expensed in the period incurred.

     Contract revenues under United States government contracts and subcontracts accounted for 76% of net contract revenue for the year ended December 31, 1997.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost and are depreciated over their estimated useful lives using the straight-line method. Generally, estimated useful lives range from three to ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the remaining lease term. Expenditures for maintenance and repairs are expensed as incurred.

     RECEIVABLE VALUATION ALLOWANCES - Accounts receivable valuation allowances include amounts to provide for doubtful accounts and for the potential disallowance of billed or unbilled costs. Allowances to provide for doubtful accounts have been determined through a review of specific amounts determined to be uncollectible, plus a general allowance for other amounts for which some potential loss has been determined to be possible based on current events and circumstances.

     INCOME TAXES - NUS is included in the federal and state consolidated tax returns of Halliburton. NUS has recorded a provision for federal and state taxes as though it filed separate tax returns with deferred tax benefits recorded for expenses not currently deductible. Deferred tax assets and liabilities have been recognized for differences between financial statement and tax bases of assets and liabilities using presently enacted rates.

     CONCENTRATION OF CREDIT RISK - Financial instruments which subject NUS to credit risk consist primarily of accounts receivable. Approximately 41% of accounts receivable is due from various agencies of the federal government. NUS performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3.   CONTRACT RECEIVABLE

     Accounts receivable consist of the following at December 31, 1997:

         Billed accounts receivable  .......................   $28,772,000
                                                               -----------
         Unbilled accounts receivable:
           Billable amounts not invoiced....................    13,788,000
           Costs and fee retention billable upon audit
             or contract completion ........................     3,139,000
                                                               -----------
         Total unbilled accounts receivable ................    16,927,000
                                                               -----------
         Allowance for doubtful accounts and
           disallowed costs ................................   (13,968,000)
                                                               -----------

         Total .............................................   $31,731,000
                                                               -----------
                                                               -----------

     Contracts with the U.S. federal government are subject to audit by the government, primarily the Defense Contract Audit Agency (DCAA), which reviews NUS's overhead rates, operating systems and cost proposals. During the course of its audit, the DCAA may disallow costs if it determines that NUS improperly accounted for such costs in a manner inconsistent with Cost Accounting Standards.


4.   LEASE COMMITMENTS

     NUS leases 18 office facilities in the United States under operating leases. Future minimum rental commitments under these operating leases consist of the following at December 31, 1997:

     YEARS ENDING DECEMBER 31
     ------------------------
          1998...............................................     $3,089,000
          1999...............................................      2,322,000
          2000...............................................      1,964,000
          2001...............................................      1,292,000
          2002...............................................        377,000
                                                                  ----------
          Total..............................................     $9,044,000
                                                                  ----------
                                                                  ----------

5.   INCOME TAXES

     The provision (benefit) for income taxes consists of the following:

                                                                     1997
                                                                   --------
 Currently payable..............................................   $970,000
 Deferred.......................................................    (44,000)
                                                                   --------
 Total..........................................................   $926,000
                                                                   --------
                                                                   --------

     The income tax benefit has been recorded using a 35% federal rate and a state rate (net of federal benefit) of 5%. Temporary differences include allowances for billed and unbilled receivables, as well as accruals not currently deductible.

6.   EMPLOYEE BENEFITS

     Substantially all NUS employees are eligible to participate in a 401(k) tax deferred savings plan. Employees, at their option, may contribute a portion of their earnings to the plan. Contributions are restricted to amounts authorized by Halliburton's board of directors. Contributions to the plan in respect of NUS employees were approximately $1,026,000 in 1997.

7.   CONTINGENCIES

     NUS is subject to certain claims and lawsuits typically filed against the engineering and consulting professions, primarily alleging professional errors or omissions. NUS carries professional liability insurance, subject to certain deductibles and policy limits against such claims. Management is of the opinion that the resolution of these claims will not have a material adverse effect on NUS's financial statements.


                                   *  *  *  *  *

                       TETRA TECH, INC. AND NUS ENVIRONMENTAL
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                              AS OF DECEMBER 28, 1997

                                                   Historical (Note 1)            Pro forma (Note 2)
                                                ---------------------------   ---------------------------
                                                Tetra Tech,        NUS
                                                   Inc.        Environmental  Adjustments     Consolidated
                                                ------------   ------------   ------------    ------------
                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ................... $  5,411,000   $      2,000   $     (2,000)   $  5,411,000
  Accounts receivable - net ...................   39,759,000     21,794,000     (9,994,000)     51,559,000
  Unbilled receivables - net ..................   33,239,000      9,937,000      1,914,000      45,090,000
  Prepaid and other current assets ............    4,066,000        374,000        (99,000)      4,341,000
  Deferred income taxes .......................      867,000      7,710,000     (7,710,000)        867,000
                                                ------------   ------------   ------------    ------------
    Total Current Assets ......................   83,342,000     39,817,000    (15,891,000)    107,268,000
                                                ------------   ------------   ------------    ------------
PROPERTY AND EQUIPMENT - NET ..................    8,375,000        890,000        (57,000)      9,208,000
                                                ------------   ------------   ------------    ------------
INTANGIBLE ASSETS - NET .......................   68,797,000             --      3,085,000      71,882,000
OTHER ASSETS - NET ............................    1,386,000             --             --       1,386,000
                                                ------------   ------------   ------------    ------------
TOTAL ASSETS .................................. $161,900,000   $ 40,707,000   $(12,863,000)   $189,744,000
                                                ------------   ------------   ------------    ------------
                                                ------------   ------------   ------------    ------------

         LIABILITIES AND STOCKHOLDERS'
                   EQUITY
CURRENT LIABILITIES:
  Accounts payable ............................ $ 13,458,000   $  3,429,000   $ (3,429,000)   $ 13,458,000
  Accrued compensation ........................    8,366,000      2,900,000     (2,900,000)      8,366,000
  Other current liabilities ...................    2,976,000      2,408,000        564,000       5,948,000
  Income taxes payable ........................    1,751,000             --             --       1,751,000
  Current portion of long-term
    obligations ...............................   10,000,000             --     14,872,000      24,872,000
                                                ------------   ------------   ------------    ------------
        Total Current Liabilities .............   36,551,000      8,737,000      9,107,000      54,395,000
                                                ------------   ------------   ------------    ------------

LONG-TERM OBLIGATIONS .........................           --             --     10,000,000      10,000,000
                                                ------------   ------------   ------------    ------------
STOCKHOLDERS' EQUITY:
  Preferred stock-authorized 2,000,000 shares
    of $.01 par value; issued and outstanding
    0 shares at December 28, 1997 .............           --             --             --              --
  Common stock-authorized 30,000,000
    shares of $.01 par value; issued and
    outstanding 22,272,741 shares at
    December 28, 1997 .........................      223,000             --             --         223,000

  Additional paid-in capital ..................   77,143,000             --             --      77,143,000
  Retained earnings ...........................   47,983,000     31,970,000    (31,970,000)     47,983,000
                                                ------------   ------------   ------------    ------------
      Total Stockholders' Equity ..............  125,349,000     31,970,000    (31,970,000)    125,349,000
                                                ------------   ------------   ------------    ------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY ........................ $161,900,000   $ 40,707,000   $(12,863,000)   $189,744,000
                                                ------------   ------------   ------------    ------------
                                                ------------   ------------   ------------    ------------



   See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                  TETRA TECH, INC. AND NUS ENVIRONMENTAL
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED SEPTEMBER 28, 1997

                                          Historical (Note 1)           Pro forma (Note 3)
                                       ---------------------------  ---------------------------
                                        Tetra Tech,       NUS
                                           Inc.       Environmental  Adjustments    Consolidated
                                       -------------  ------------  ------------  -------------
 Gross Revenue ......................  $ 246,767,000  $ 92,296,000  $         --   $339,063,000
   Subcontractor costs ..............     55,976,000    21,419,000            --     77,395,000
                                       -------------  ------------  ------------  -------------
 Net Revenue ........................    190,791,000    70,877,000            --    261,668,000

 Cost of Net Revenue ................    141,019,000    61,941,000            --    202,960,000
                                       -------------  ------------  ------------  -------------
 Gross Profit .......................     49,772,000     8,936,000            --     58,708,000

 Selling, General and Administrative
 Expenses ...........................     25,173,000     6,621,000       103,000     31,897,000
                                       -------------  ------------  ------------  -------------
 Income From Operations .............     24,599,000     2,315,000     (103,000)     26,811,000
 Interest Expense ...................        320,000            --     1,625,000      1,945,000
 Interest Income ....................        300,000            --            --        300,000
                                       -------------  ------------  ------------  -------------
 Income Before Income Taxes .........     24,579,000     2,315,000   (1,728,000)     25,166,000

 Income Tax Expense .................     10,323,000       926,000     (679,000)     10,570,000
                                       -------------  ------------  ------------  -------------
 Net Income .........................  $  14,256,000  $  1,389,000  $(1,049,000)  $  14,596,000
                                       -------------  ------------  ------------  -------------
                                       -------------  ------------  ------------  -------------
 Basic Earnings Per Share ...........  $        0.76                              $        0.78
                                       -------------                              -------------
                                       -------------                              -------------
 Diluted Earnings Per Share .........  $        0.72                              $        0.74
                                       -------------                              -------------
                                       -------------                              -------------
 Weighted Average Common Shares
    Outstanding:
      Basic .........................     18,697,000                                 18,697,000
                                       -------------                              -------------
                                       -------------                              -------------
      Diluted .......................     19,725,000                                 19,725,000
                                       -------------                              -------------
                                       -------------                              -------------


      See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                       TETRA TECH, INC. AND NUS ENVIRONMENTAL
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED DECEMBER 28, 1997

                                                      Historical (Note 1)               Pro forma (Note 3)
                                                   ------------------------       -------------------------------
                                                   Tetra Tech,       NUS
                                                      Inc.      Environmental      Adjustments       Consolidated
                                                   -----------   -----------      ------------       ------------
 Gross Revenue ..................................  $66,438,000   $21,330,000       $        --       $87,768,000
   Subcontractor costs ..........................   12,774,000     4,906,000                --        17,680,000
                                                   -----------   -----------      ------------       -----------
 Net Revenue ....................................   53,664,000    16,424,000                --        70,088,000

 Cost of Net Revenue ............................   40,339,000    14,494,000                --        54,833,000
                                                   -----------   -----------      ------------       -----------
 Gross Profit ...................................   13,325,000     1,930,000                --        15,255,000

 Selling, General and Administrative Expenses ...    6,146,000     1,565,000            26,000         7,737,000
                                                   -----------   -----------      ------------       -----------
 Income From Operations .........................    7,179,000       365,000           (26,000)        7,518,000
 Interest Expense ...............................      137,000            --           162,000           299,000
 Interest Income ................................       65,000            --                --            65,000
                                                   -----------   -----------      ------------       -----------
 Income Before Income Taxes .....................    7,107,000       365,000          (188,000)        7,284,000

 Income Tax Expense .............................    3,056,000       146,000           (70,000)        3,132,000
                                                   -----------   -----------      ------------       -----------
 Net Income .....................................  $ 4,051,000   $   219,000       $  (118,000)      $ 4,152,000
                                                   -----------   -----------      ------------       -----------
                                                   -----------   -----------      ------------       -----------
 Basic Earnings Per Share .......................  $      0.19                                       $      0.19
                                                   -----------                                       -----------
                                                   -----------                                       -----------
 Diluted Earnings Per Share .....................  $      0.18                                       $      0.18
                                                   -----------                                       -----------
                                                   -----------                                       -----------
 Weighted Average Common Shares
      Outstanding:
           Basic ................................   21,774,000                                        21,774,000
                                                   -----------                                       -----------
                                                   -----------                                       -----------
           Diluted ..............................   23,073,000                                        23,073,000
                                                   -----------                                       -----------
                                                   -----------                                       -----------

        See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                  TETRA TECH, INC. AND NUS ENVIRONMENTAL
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   PERIODS PRESENTED

     On December 31, 1997, Tetra Tech, Inc. ("Tetra Tech") purchased certain assets of the environmental services businesses of Halliburton Company's Brown & Root, Inc. and Halliburton NUS Corporation (hereinafter referred to as "NUS Environmental" or "NUS"). The final purchase price, as adjusted, was $24,872,000.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 28, 1997 has been prepared by combining the historical unaudited balance sheets of Tetra Tech and NUS at December 28, 1997 and December 31, 1997, respectively, and has been adjusted to reflect events directly attributable to the acquisition, as described in Note 2. PRO FORMA BALANCE SHEET ADJUSTMENTS RELATED TO THE ACQUISITION. The Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared by combining the historical statements of operations of Tetra Tech and NUS and has been adjusted to assume the acquisition had taken place at the beginning of the Tetra Tech's prior fiscal year, and the events directly attributable to the acquisition, as described in Note 3. PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS RELATED TO THE ACQUISITION. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 28, 1997 has been prepared by combining Tetra Tech's historical audited statement of operations for the year ended September 28, 1997 and NUS's historical audited statement of operations for the year ended December 31, 1997. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended December 28, 1997 has been prepared by combining Tetra Tech's historical unaudited statement of operations for the three months ended December 28, 1997 and NUS's historical unaudited statement of operations for the three months ended December 31, 1997.

2.   PRO FORMA BALANCE SHEET ADJUSTMENTS RELATED TO THE ACQUISITION

     The adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheets as of December 28, 1997 relate primarily to the exclusion of the assets and liabilities not assumed or purchased by Tetra Tech. Other adjustments have been made to reflect the intangible assets acquired and the debt incurred related to the acquisition. Adjustments made to reflect the assets, reserves and liabilities excluded in the acquisition include the following adjustments to the specified captions:

     Cash and equivalents ............................     $    (2,000)
     Accounts receivable-net .........................      (9,994,000)

     Unbilled receivables-net ........................       1,914,000
     Prepaid and other current assets ................         (99,000)
     Deferred income taxes-net .......................      (7,710,000)
     Property and equipment-net ......................         (57,000)
     Accounts payable ................................      (3,429,000)
     Accrued compensation ............................      (2,900,000)
     Other current liabilities .......................         189,000

     Adjustments made to reflect the intangible assets acquired and the debt incurred related to the acquisition include the following adjustments to the specified captions:

     Intangible assets-net ...........................      $3,085,000
     Other current liabilities .......................         375,000
     Current portion of long-term debt ...............      14,872,000
     Long-term obligations ...........................      10,000,000


     The adjustment to Intangible assets-net relates to the difference between the purchase price and the fair value of the net assets acquired. The adjustment to Other current liabilities relates to the estimated direct costs incurred in the acquisition. The adjustments to Current portion of long-term debt and Long-term obligations relates to the borrowing of cash to facilitate the acquisition.

3.   PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS RELATED TO THE ACQUISITION

     For the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 28, 1997, the adjustment of $103,000 to Selling, General and Administrative Expenses relates to the estimated amortization of goodwill related to the acquisition. The intangible assets are amortized on a straight-line basis over 30 years. The adjustment of $1,625,000 to Interest Expense relates to the estimated interest expense on average borrowings of $25,000,000 on Tetra Tech's credit facility. Such adjustment is based upon the average interest rates and terms of the credit facility. The adjustment of $(679,000) to Income tax expense relates to adjustments necessary to provide for income tax expense on consolidated income before taxes at Tetra Tech's effective tax rate.

     For the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended December 28, 1997, the adjustment of $26,000 to Selling, General and Administrative Expenses relates to the estimated amortization of goodwill related to the acquisition. The adjustment of $162,000 to Interest Expense relates to the estimated interest expense on average borrowings of $10,000,000 on Tetra Tech's credit facility. Such adjustment is based upon the average interest rates and terms of the credit facility. The adjustment of $149,000 to Income Tax Expense relates to adjustments necessary to provide for income tax expense on consolidated income before taxes at Tetra Tech's effective tax rate.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  March 16, 1998


                                    TETRA TECH, INC.


                                    By:   /s/ James M. Jaska
                                          -----------------------------
                                          James M. Jaska
                                          Chief Financial Officer